                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          COMMUNICATIONS CENTRAL INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                          COMMUNICATIONS CENTRAL INC.
                           1150 NORTHMEADOW PARKWAY
                                   SUITE 118
                            ROSWELL, GEORGIA 30076


                                                               December 16, 1996

Dear Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Communications Central Inc. (the "Company"), which will be held at 2:00 p.m. Eastern Standard Time on Wednesday, January 8, 1997 at the Holiday Inn located at 1075 Holcomb Bridge Road, Roswell, Georgia.

     The principal business of the meeting will be to elect directors for the ensuing year. During the meeting, we will also review the results of the past year and report on significant aspects of our operations to date during the 1997 fiscal year.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be represented at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.


                                       Sincerely yours,

                                       /s/ Rodger L. Johnson

                                       Rodger L. Johnson
                                       On behalf of the Board of Directors

                          COMMUNICATIONS CENTRAL INC.
                           1150 NORTHMEADOW PARKWAY
                                   SUITE 118
                            ROSWELL, GEORGIA 30076


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 1996 Annual Meeting of Shareholders of Communications Central Inc. (the "Company") will be held at 2:00 p.m. Eastern Standard Time on Wednesday, January 8, 1997 at the Holiday Inn located at 1075 Holcomb Bridge Road, Roswell, Georgia. The meeting is called to elect directors for the ensuing year and to transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 4, 1996 as the record date for the purpose of determining the shareholders who are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.


                                       On behalf of the Board of Directors,

                                       /s/ Rodger L. Johnson

                                       Rodger L. Johnson
                                       President and Chief Executive Officer


December 16, 1996
Roswell, Georgia


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

                          COMMUNICATIONS CENTRAL INC.
                           1150 NORTHMEADOW PARKWAY
                                   SUITE 118
                            ROSWELL, GEORGIA 30076


                                PROXY STATEMENT

This Proxy Statement is furnished by and on behalf of the Board of Directors of Communications Central Inc. (the "Company" or "CCI") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. Eastern Standard Time on Wednesday, January 8, 1997 at the Holiday Inn, Roswell, Georgia, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about December 16, 1996 to the Company's shareholders of record on the Record Date, as defined below.

THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                            SHARES ENTITLED TO VOTE

Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of the common stock, $.01 par value per share (the "Common Stock"), of the Company represented thereby will be voted FOR the election as directors of the nominees listed in this Proxy Statement. The submission of a signed proxy will not affect a shareholder's right to attend and to vote in person at the Annual Meeting. A shareholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

Only holders of record of Common Stock as of the close of business on December 4, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 6,054,556 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld will be counted in determining whether a quorum exists.

Under Georgia law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its shareholders.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Amended and Restated Bylaws provide that the Company shall have at least three and not more than eleven directors, the exact number to be fixed by resolution of the Board of Directors from time to time. The Board has fixed the number of directors at seven. There is currently one vacancy on the Board. The Board is seeking a qualified candidate to fill the vacancy and may add additional Board members if it locates more than one candidate with the business acumen and depth of experience necessary to make a significant contribution to the management of the Company.

The current terms of all existing directors expire upon the election and qualification of the directors to be elected at this Annual Meeting. The Board of Directors has nominated Robert C. Fisher, Jr., Paul R. Griffiths, Rodger L. Johnson, Richard W. Oliver, Peter A. Schober and Ronald C. Warrington for election to the Board of Directors at the Annual Meeting, each to serve until the 1997 annual meeting of shareholders and until their successors are duly elected and qualified.

All Shares represented by properly executed proxies received in response to this solicitation will be voted for the election of directors as specified therein by the shareholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of the nominees listed in this Proxy Statement to the Board of Directors. Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card may be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable or will decline to serve as a director.

Shareholders may withhold their votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card. Shareholders may withhold their votes from any particular nominee by writing that nominee's name in the space provided for that purpose on the enclosed proxy card.

Set forth below is certain information furnished to the Company by each nominee.

Director Nominee Biographical Information
-----------------------------------------

ROBERT C. FISHER, JR.
Age:  37

ROBERT C. FISHER, JR. has served as a director of the Company since April 1991. In February 1985, Mr. Fisher joined Massey Burch Investment Group, Inc., a Nashville, Tennessee based venture capital firm, and served as an officer of that firm from July 1987 to July 1995. Since July 1995, Mr. Fisher has served as the Chief Operating Officer of Corporate Supply Network, Inc., a company that operates a network linking office supply dealers and manufacturers. Mr. Fisher also serves on the board of directors of PMT Services, Inc., a publicly-held credit card payment processor.

PAUL R. GRIFFITHS
Age:  43

PAUL R. GRIFFITHS has served as a director of the Company since October 1993.
He is a director of J. Rothschild Capital Management Limited, having joined that firm in October 1992. J. Rothschild Capital Management Limited is the investment manager of RIT Capital Partners plc, one of the Company's principal shareholders. Prior to serving in that position, Mr. Griffiths was a director of Baring Capital Investors Limited, the advisor to a series of partnerships investing primarily in Western Europe, from December 1989 to March 1992. From May 1983 to December 1989, Mr. Griffiths was an investment executive with 3i Group plc, a British venture capital company.

RODGER L. JOHNSON
Age:  48

RODGER L. JOHNSON was named as the Company's President and Chief Executive Officer and appointed to the Board of Directors on November 6, 1995. Prior to joining the Company, Mr. Johnson served as the President and Chief Executive Officer of JKC Holdings, Inc., a consulting company providing advice to the information processing industry. In that capacity, Mr. Johnson also served as the Chief Operating Officer of Infomed Systems, Inc., a publicly-held medical software manufacturer. Before founding JKC Holdings, Inc., Mr. Johnson served for approximately eight years as the President and Chief Operating Officer and as the President and Chief Executive Officer of Brock Control Systems, Inc., a publicly-held sales and marketing software provider.

RICHARD W. OLIVER
Age:  50

RICHARD W. OLIVER has served as a director of the Company since October 1993 and served as the Company's Interim Chief Executive Officer from May 1995 to August 1995. Since January 1992, Mr. Oliver has been a Professor of Management at the Owen Graduate School of Management, Vanderbilt University, Nashville, Tennessee. From May 1976 to January 1992, Mr. Oliver served in a series of marketing capacities with Northern Telecom, including Vice President, Business and Residential Services, Vice President, Corporate Marketing and as a special assistant to the Chairman and Chief Executive Officer. Mr. Oliver serves on the boards of directors of Applied Innovations Inc., Comptronix, Inc. and First Union National Bank of Tennessee.

PETER A. SCHOBER
Age:  37

PETER A. SCHOBER has served as a director of the Company since April 1991 and served as the Company's Interim Chief Executive Officer from September 1995 to November 6, 1995. Mr. Schober is a founding General Partner of MVP Ventures, which was formed in January 1989. MVP Ventures is a venture capital firm with a focus on companies in the information technology field, including the wireless and services sectors. From September 1986 to December 1988, Mr. Schober was an associate with TVM Techno Venture Management, a technology-oriented venture capital firm with offices in Munich, Germany and Boston, Massachusetts.

RONALD C. WARRINGTON
Age:  37

RONALD C. WARRINGTON, a director of the Company since October 1993, has been a principal of Energy and Environmental Economics, Inc. since November 1996. From June 1995 until October 1996, Mr. Warrington was a principal of New Health Ventures, an affiliate of Blue Cross/Blue Shield of Massachusetts that makes investments in technology-based companies in the healthcare industry. From August 1993 to June 1995, Mr. Warrington was a consultant for CSC/Index, a consulting firm with top-tier clients in telecommunications and other industries. Previously Mr. Warrington served as President and Chief Operating Officer of United States Public Communications, Inc., whose assets were acquired by the Company in 1992. From 1987 to 1991, Mr. Warrington was President of Warrington Development Corporation, a private investment and development firm. From 1983 to 1987, Mr. Warrington served in various positions for the Chase Manhattan Bank, New York, New York.


                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                     SHAREHOLDERS VOTE FOR THE ELECTION AS
                    DIRECTORS OF THE NOMINEES LISTED ABOVE.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
--------------------------------------------------------

The Company's Board of Directors held ten meetings during the fiscal year ended June 30, 1996 ("fiscal 1996"). During fiscal 1996, the Board had an Audit Committee, a Compensation Committee, and, for the first several months of fiscal 1996, an Executive Committee. The Company does not have a Nominating Committee. All of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which they served that were held during their term as a director of the Company, except Mr. Oliver and Mr. Griffiths who attended 70 % and 60%, respectively.

Since October 1995, the Audit Committee has consisted of Messrs. Fisher and Schober, with Mr. Fisher serving as Chairman. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, reviewing and making recommendations to the Board regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The Audit Committee did not meet during fiscal 1996. If the director nominees proposed by the Company are elected, the Audit committee will continue to consist of Messrs. Fisher (Chairman) and Schober.

Since October 1995, the Compensation Committee has consisted of Messrs. Warrington and Fisher, with Mr. Warrington serving as Chairman. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, making recommendations to the Board regarding compensation arrangements for senior management of the Company (including annual bonus compensation), the adoption of any compensation plans in which management is eligible to participate and the grants of stock options or other benefits under such plans. The Compensation Committee met four times during fiscal 1996. If the director nominees proposed by the Company are elected, the Compensation Committee will continue to consist of Messrs. Warrington (Chairman) and Fisher.

The Executive Committee was created in April 1995 and through October 1995, consisted of Messrs. Schober (Chairman) and Warrington. On October 11, 1995, the Executive Committee was eliminated. The responsibilities of the Executive Committee included, in addition to such other duties as the Board of Directors specified, making decisions regarding the strategic direction of the Company and providing guidance to the management of the Company with respect to the implementation of its strategic directives. The Executive Committee also conducted the executive search for Rodger L. Johnson, the Company's Chief Executive Officer.

During fiscal 1996, all directors of the Company except Mr. Johnson were considered non-employee directors and received an annual retainer of $12,000, a fee of $3,000 for each day on which they attended a Board meeting in person and $500 for each committee or telephonic Board meeting participated in by the director. All directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. During fiscal 1994, 1995 and 1996, the Company maintained the Communications Central Inc. Stock Option Plan for Directors (the "Directors Plan") that permitted non-employee directors to elect to receive their annual director compensation in the form of options to purchase shares of Common Stock of the Company. The Directors Plan was terminated by the Board of Directors effective for fiscal year beginning July 1, 1996.

EXECUTIVE OFFICERS
------------------

The executive officers of the Company serve at the discretion of the Board of Directors and presently include Mr. Johnson, Robert E. Bowling, C. Douglas McKeever, Anthony J. Palermo and Barry E. Selvidge. Set forth below is certain information furnished by each of Messrs. Bowling, McKeever, Palermo and Selvidge. See "Director Nominee Biographical Information" for information about Mr. Johnson.

ROBERT E. BOWLING
Age: 39

ROBERT E. BOWLING has served as the Company's Vice President, Operations and General Manager of InVision since December 1995. Mr. Bowling has been with the Company since August, 1994 and has been involved in the telecommunications industry since 1975. Prior to joining the Company, Mr. Bowling served as the Executive Vice President of InVision Telecommunications, Inc., a company whose assets were acquired by CCI in July 1994, and as the Vice President of Operations of Americall Systems. Mr. Bowling also held positions with Contel of Kentucky and Advanced Telecommunications Corporation. Mr. Bowling's experience includes network design, planning and management and switching operations.

C. DOUGLAS McKEEVER
Age:  52

C. DOUGLAS McKEEVER was named the Company's Vice President, Finance in February 1996. Prior to joining the Company, Mr. McKeever's career encompassed various financial positions, including more than 20 years with NationsBank of Georgia, N.A., where he served as the Senior Vice President Commercial Lending and directed the bank's Technology Financing Group. From February 1994 through November 1995, Mr. McKeever served as the Internal Financial Officer of Harry's Farmers Market. Mr. McKeever also served as the Chairman of the Finance Committee and as a member of the Board of Directors of Scitrek from 1989 through 1991.

ANTHONY J. PALERMO
Age:  42

ANTHONY J. PALERMO has served as the Company's Vice President of Sales and Marketing since January 1996. Prior to joining the Company, Mr. Palermo served as the Managing Partner of Interactive Advisory Corporation from November 1994 to December 1995. From February 1989 to November 1994, Mr. Palermo served in various capacities at Brock Control Systems, Inc., including Chief Operating Officer, Executive Vice President, Services, and Vice President, Sales and Marketing. From May 1985 to February 1989, Mr. Palermo served as the Vice President, Marketing for Interactive Financial Services, Inc.

BARRY E. SELVIDGE
Age:  38

BARRY E. SELVIDGE served as the Company's General Counsel from August 1991 to December 1993 and has served as Vice President, Regulatory Affairs and General Counsel since December 1993. In July 1995, he was named the Company's Secretary. From January 1989 to August 1991, he was a member of the law firm of Messer, Vickers, Caparello, French, Madsen & Lewis of Tallahassee, Florida, where he practiced administrative and appellate law and represented the American Public Communications Council ("APCC"), the Florida Pay Telephone Association and various other telecommunications clients. The APCC is an organization, of which CCI is a member, that is comprised of companies that manufacture, sell and manage payphone products and services in competition with the local exchange companies. In August 1995, Mr. Selvidge was named Chairman of the Board of Directors of the APCC. Mr. Selvidge also founded, and from 1986 to 1988 served in various executive capacities with, "Payphone Exchange" magazine, which covered the public communications market.

EMPLOYMENT AGREEMENT
--------------------

On November 6, 1995, Communications Central of Georgia, Inc. ("CCG"), a wholly-owned subsidiary of the Company, entered into an Employment Agreement with Mr. Johnson pursuant to which Mr. Johnson serves as the President and Chief Executive Officer of CCG and the Company. The Employment Agreement provides that Mr. Johnson will serve for a period of two years, with automatic successive one year renewal periods thereafter unless the Employment Agreement is terminated by CCG or Mr. Johnson. Mr. Johnson receives a base salary of $228,000 per year, subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors, and will be eligible to receive an annual bonus equal to a percentage of his base salary. The Employment Agreement may be terminated by CCG at any time for cause or for any reason upon 60 days prior written notice. Mr. Johnson may terminate the Employment Agreement at any time if his health should become seriously impaired or for any reason upon 60 days prior written notice.

In connection with the execution of the Employment Agreement described above, the Company entered into a Stock Option Agreement dated as of November 6, 1995 with Mr. Johnson pursuant to which Mr. Johnson was granted an option to purchase up to 500,000 shares of the Company's Common Stock, at an exercise price of $6.50 per share. The option vested as to 74,999 shares on November 6, 1996 and vests as to 225,001 shares in monthly increments beginning on December 1, 1996 and continuing through November 1, 1999. The option vests as to the remaining 200,000 shares if the price of the Company's Common Stock reaches and maintains certain established target levels or on November 6, 2000 if Mr. Johnson is still employed by the Company. The Option terminates on November 6, 2005 or, if earlier, three months after the termination of Mr. Johnson's employment, except in the case of his disability or death, in which cases the option terminates one year after Mr. Johnson's retirement from the Company or his death, respectively.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
--------------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, Messrs. Johnson, McKeever, Palermo, and Bowling filed late Form 3 reports disclosing their initial statement of beneficial ownership covering the grant of stock options and covering the ownership of Common Stock and Mr. Selvidge filed late a Form 4 report covering the repricing of certain stock options. Other than these late reports, to the Company's knowledge, based solely on a review of copies of such forms and other representations provided to the Company, the Company's directors, executive officers and greater than 10% shareholders complied during fiscal 1996 with all applicable Section 16(a) filing requirements. The Company has recently instituted new reporting procedures in an effort to ensure that its directors and executive officers satisfy all applicable Section 16(a) filing requirements.


                     BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of September 25, 1996. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                                       Amount and
                                                        Nature of
              Name of                                  Beneficial     Percent of
          Beneficial Owner                              Ownership        Class
          ----------------                             ----------     ----------
RIT Capital Partners plc/1/                               981,880        16.2%
Entities affiliated with MVP Ventures Group/2/            432,661         7.2%
Entities affiliated with Massey Burch
  Capital Corp./3/                                        317,977         5.3%
Robert C. Fisher, Jr./4/                                    9,748          *
Paul R. Griffiths/5/                                            0          *
Richard W. Oliver/6/                                       24,862          *
Peter A. Schober/7/                                         9,656          *
Ronald C. Warrington/8/                                    24,398          *
Rodger L. Johnson/9/                                       74,998          *
R. Warren Oldham                                                0          *
All current directors, director nominees
  and current executive officers as a group
  (10 persons)                                            176,334         2.9%

----------

/1/ The business address of RIT Capital Partners plc is 27 St. James's Place, London, England SWIA INR.

/2/ The business address of MVP Ventures Group ("MVP") and related entities is 45 Milk Street, Boston, Massachusetts 02109. Entities whose shares are included with MVP's shares above include: (i) Chestnut III Ltd. Partnership (54,997 shares held of record); (ii) Chestnut Capital International III (73,177 shares held of record); (iii) Late Stage Fund 1990 Limited Partnership (218,856 shares held of record); (iv) Late Stage Fund 1991 Limited Partnership (84,787 shares held of record); and (v) MVP Investors Limited Partnership (844 shares held of record).

/3/ The business address of Massey Burch Capital Corp. ("Massey Burch") and related entities is 310 25th Avenue North, #103, Nashville, Tennessee 37203. Persons and entities whose shares are included with Massey Burch's shares above include: (i) Central Confederate Venture Fund Limited Partnership (17,977 shares beneficially owned); and (ii) The Southern Venture Fund Limited Partnership (300,000 shares beneficially owned). Certain investment management services with respect to the foregoing investment partnerships are also provided by Massey Burch Capital Corp., the principals of which are Donald M. Johnston, William F. Earthman, III, Benjamin H. Gray, J. Donald McLemore, Jr. and Lucius E. Burch,
IV. Accordingly, the foregoing named principals and Massey Burch Capital Corp. may be deemed to be the beneficial owners of shares owned by each of the foregoing investment partnerships.

/4/ All of the shares listed for Mr. Fisher represent shares subject to currently exercisable options.

/5/ Shares beneficially owned by Mr. Griffiths do not include 981,880 shares beneficially owned by RIT Capital Partners plc. Mr. Griffiths is a director of the investment manager of RIT Capital Partners plc. While Mr. Griffiths may be deemed to be an "affiliate" of RIT Capital Partners plc, he disclaims beneficial ownership of such shares.

/6/ Shares beneficially owned by Mr. Oliver include 2,000 shares owned by him directly and 22,862 shares subject to currently exercisable options.

/7/ Shares beneficially owned by Mr. Schober include 844 shares beneficially owned by MVP I Investors Limited Partnership, a limited partnership affiliated with MVP, of which Mr. Schober is a principal, and 2,732 shares subject to currently exercisable options. While Mr. Schober may be deemed to be an "affiliate" of MVP, he disclaims beneficial ownership of such shares.

/8/ All of the shares listed for Mr. Warrington represent shares subject to currently exercisable options.

/9/ All of the shares listed for Mr. Johnson represent shares subject to currently exercisable options. Additional shares vest in monthly increments beginning on December 1, 1996 and continuing through November 1, 1999. See "Employment Agreement".

                    REPORT ON EXECUTIVE COMPENSATION OF THE
               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

To the Board of Directors and Shareholders:

Various members of the Board of Directors served on the Compensation Committee (the "Committee") of the Board of Directors during fiscal 1996. At the outset of fiscal 1996, the Committee consisted of Messrs. Schober and Warrington, with Mr. Schober serving as Chairman. From June 1995 to October 1995, when the Committee was reconstituted, Messrs. Schober and Warrington were significantly involved in the negotiation of Mr. Johnson's employment arrangements, but otherwise made no decisions regarding executive compensation for fiscal 1996.
In October 1995, Mr. Schober resigned from the Committee and was replaced by Mr. Fisher, and Mr. Warrington assumed the position of Chairman of the Committee. These members (i) made compensation decisions in December 1995 concerning executive salaries for the balance of fiscal 1996, (ii) reaffirmed a formula-based cash bonus program for key employees in December 1995, and (iii) granted options to certain employees in January 1996. All of the directors named above who participated in executive compensation decisions relating to fiscal 1996 have collectively prepared the following Report on Executive Compensation.

Compensation Philosophy.  As directed by the Board of Directors, the Committee
-----------------------
endeavors to ensure that the compensation programs for executive officers of CCI and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered appropriately to promote the long-term interests of CCI and its shareholders. The Committee seeks to align total compensation for senior management with corporate performance and believes that the Company's overall financial performance should be an important factor in the total compensation of CCI's executive officers.
At the executive officer level, the Committee generally observes the following principles:

     1. The Committee believes that a meaningful portion of total compensation should consist of variable, performance-based components, such as stock option awards and cash bonuses, which can be readily increased or decreased to reflect changes in corporate and individual performance. For the executive officers named in the Company's Summary Compensation Table, cash incentive awards (not including sales commissions) were not granted for fiscal 1996. However, cash incentive awards could have been granted had the Company met all of the formula-based criteria for bonus awards described herein under "Short-Term Incentive Compensation";

     2. The Committee generally wants increases in total compensation to be predicated on increases in the Company's earnings per share, the ultimate reflection of value to the Company's shareholders; and

     3. The Committee believes it desirable for executive officers of the Company to hold options as a means of aligning their interests with those of the shareholders. The number of options granted to any particular executive is based primarily on that person's position and responsibilities within the Company, his or her performance in the most recent employment period under review, the prior level of equity holdings of the officer and the Committee's assessment of the officer's ability to contribute to the continued long-term success of the Company.

The Committee believes that the combined effect of these principles is to reinforce, in the minds of the Company's executive officers, the Board's commitment to increasing profitability and enhancing shareholder value.

The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Chief Executive Officer ("CEO") and other executive officers. Among other things, the Committee evaluates the total compensation of these officers in light of information regarding the compensation practices of other companies in the telecommunications industry. Certain of these companies are included as part of the comparison group for which a Performance Graph is presented in this Proxy Statement. However, the Committee does not target a specific percentile range within the peer group compensation structure in determining compensation for CCI's executive officers. The primary qualitative factors used by the Committee to establish compensation levels for its executive officers for fiscal 1996 are the Committee's subjective assessment of each officer's experience and ability to contribute to the long-term objectives of the Company.

In light of the Company's compensation philosophy, the components of its executive compensation program consist of base salaries, short-term incentive awards in the form of cash bonuses (including commissions for sales executives) and long-term incentive awards in the form of stock options. The criteria used to determine the level of each of these components of compensation is discussed in more detail below.

Base Salaries.  Base salaries for the CEO and other executive officers are
-------------
established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position, as well as the salaries paid to individuals in comparable positions at other companies in the telecommunications industry. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance. However, the Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate recognition of executive officer performance and contribution. In that regard, the Committee consciously decided to weigh the fiscal 1996 compensation packages of CCI's executives so that short-term incentive compensation would potentially represent (if the Company performed well) a greater percentage of total compensation than had previously been the case. The Committee intends to continue to emphasize the short-term incentive compensation element as a percentage of total compensation in fiscal 1997.

Short-Term Incentive Compensation.  Variable, short-term, performance-based
---------------------------------
incentive compensation, primarily in the form of bonuses (but also including commissions to sales executives), is awarded in the following fiscal year based on the performance of the Company and each executive in the prior fiscal year. For fiscal 1996, the Committee utilized a formula pursuant to which 67% of each executive's potential bonus was based upon growth in pre-tax, pre-bonus earnings per share ("EPS") compared to the prior year, and 33% of the bonus was based upon the Company's achievement of its total revenue objectives for the fiscal year. Upon the Company's achievement of the specified objective (at varying levels of percentage increases), the executive would be entitled to receive a finite bonus payment. For fiscal 1996, the Company's EPS performance was not sufficient to entitle any executive to receive a bonus based upon the EPS criteria. However, the Company reached approximately 96.3% of its revenue objective for fiscal 1996, entitling certain executives who remained employed with the Company at the end of fiscal 1996 to a modest bonus based upon the revenue criterion (the lesser of the two components).

The goal of the short-term incentive component of the Company's compensation package is to place a significant portion of each officer's compensation at risk to encourage and reward a high level of performance each year. As noted above, the Committee intends to maintain this objective for fiscal 1997.

Long-Term Incentive Compensation - Stock Options.  The goal of the long-term
------------------------------------------------
incentive component of the Company's compensation package is to secure, motivate and reward officers and align their interests with the interests of shareholders through the grant of stock options. Under the Company's 1993 Employee Stock Option Plan, the Committee is authorized to grant incentive and non-qualified stock options to officers and key employees of the Company. The number of options granted is based on the position held by the individual, his or her performance, the prior level of equity holdings, and the Committee's assessment of the individual's ability to contribute to the long-term success of the Company. Although the committee considers such factors as the equity holdings of officers and key employees relative to their position with the Company and the aggregate equity holdings of management, the Committee does not apply any quantitative formula in determining the number of options to grant and no specific weight is given to any single factor. Many of the options issued by the Company prior to fiscal 1996 had exercise prices that were substantially greater than the market price of the Company's Common Stock. In light of this fact, the Committee repriced the existing options of certain executives and key employees on a selective basis during fiscal 1996 in order to maintain those executives' incentive to perform in the long-term interests of the Company. However, none of the Company's Named Executive Officers received the benefit of any such option repricings. Options granted generally vest in equal annual increments over a period of three years and terminate at the end of 10 years.

Compensation of the Chief Executive Officer.  The Company's Chief Executive
-------------------------------------------
Officer position was filled on an interim basis from the beginning of fiscal 1996 through November 6, 1996, when the services of Mr. Johnson were secured. Mr. Richard W. Oliver, a member of the Board of Directors, served as the CEO on an interim basis from May 24, 1995 to August 31, 1995, when he returned to his regular position as a Professor of Management at the Owen Graduate School of Management, Vanderbilt University. In light of Mr. Oliver's contribution as well as his willingness to serve as the CEO on an interim basis on short notice, the Committee paid Mr. Oliver a fee of $75,000 for his service on that basis and a bonus of $25,000 at the end of Mr. Oliver's tenure as Interim CEO. Of this amount, only $46,970 of salary (and none of Mr. Oliver's bonus) is attributable to fiscal 1996. The fee was based on the Committee's estimate of what the Company would have been required to pay a full-time CEO, including the cash value of customary benefits. Mr. Peter A. Schober then served as the Interim CEO from September 1, 1995 through November 6, 1995, and he then assisted Mr. Johnson during a transitional period. For such service, and also for his substantial contributions during the summer of 1995 as Chairman of the Compensation Committee (a period during which Mr. Schober was heavily involved in the selection of a permanent CEO and also involved in the day-to-day affairs of the Company), Mr. Schober was paid a fee of $50,000.

The Committee established the base salary of Mr. Johnson at $228,000 per year, subject to periodic increases at the discretion of the Committee. In addition, the Committee agreed that Mr. Johnson would be eligible to receive an annual bonus equal to a percentage of his base salary. The Committee is in the process of developing certain target goals, the achievement of which will be the basis for determining the annual bonus Mr. Johnson is eligible for. The Committee also granted Mr. Johnson certain stock options under the Company's 1993 Employee Stock Option Plan. Under the terms of his Option Agreement, Mr. Johnson was granted an option to purchase up to 500,000 shares of the Company's Common Stock, at an exercise price of $6.50 per share, which vest incrementally over a five-year period. Mr. Johnson's compensation was established in accordance with the Company's compensation philosophy set forth above. In determining Mr. Johnson's salary for fiscal 1996, the Committee, in its subjective determination, considered the level of compensation paid to chief executive officers at comparable companies, as well as other factors, including Mr. Johnson's business acumen and leadership skills as well as his ability to lead the Company to its next level of achievement. For more information regarding the terms of Mr. Johnson's compensation package, see "Employment Agreement".

Tax Considerations.  Section 162(m) of the Internal Revenue Code limits the
------------------
deductibility, in certain circumstances, of compensation paid to executives of public companies in excess of $1 million. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily in all circumstances limit executive compensation to that deductible under Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                       THE COMPENSATION COMMITTEE
                                       OF THE BOARD OF DIRECTORS


                                       Ronald C. Warrington
                                       Robert C. Fisher, Jr.


THE REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE AS A RESULT OF ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT OR ANY PART HEREOF IN THE COMPANY'S 1996 ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-K.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

During fiscal 1996, the Compensation Committee did not include any member of the Board of Directors who at that time served as an officer or employee of the Company. During fiscal 1996, no executive officer of the Company served as a member of the board of directors of another entity, one of whose executive officers served on the Company's Board of Directors during that year.


EXECUTIVE COMPENSATION TABLES
-----------------------------

                     TABLE I - SUMMARY COMPENSATION TABLE

The following table sets forth certain information required by the SEC relating to various forms of compensation awarded to, earned by or paid to all individuals serving as the Company's Chief Executive Officer during fiscal 1996 and one additional officer who earned more than $100,000 during fiscal 1996 but was not serving as an executive officer at the end of fiscal 1996. Such executive officers are hereinafter referred to as the Company's "Named Executive Officers."

                                                      Long Term
                                                     Compensation
                                                        Awards
                           Annual Compensation       ------------
                           -------------------        Underlying
                                                      Securities      All Other
                         Fiscal   Salary      Bonus  Options/SARS   Compensation
Name and Position         Year     ($)         ($)        (#)            ($)
-----------------        ------   ------     ------  ------------   ------------
Rodger L. Johnson         1996   152,000         --   500,000/1/      2,010/2/
 President and Chief
 Executive Officer

Richard W. Oliver/3/      1996    46,970         --     4,972            --
 Interim Chief            1995    28,030     25,000     1,693            --
 Executive Officer        1994        --         --    16,197            --

Peter A. Schober/4/       1996    20,000/5/      --     6,810        30,000/5/
 Interim Chief            1995        --         --     1,423            --
 Executive Officer        1994        --         --     1,423            --

R. Warren Oldham          1996   105,507/6/      --        --            --
 Vice President -         1995   173,266/6/      --     7,000            --
 Sales                    1994   134,500/6/  12,000    10,000            --

----------
/1/ The option granted to Mr. Johnson vested as to 74,999 shares on November 6, 1996 and vests as to 225,001 shares in monthly increments beginning on December 1, 1996 and continuing through November 1, 1999. The option will vest as to the remaining 200,000 shares if the price of the Company's Common Stock reaches and maintains certain established target levels, or on November 6, 2000 if Mr. Johnson is still employed by the Company. The option terminates on November 6, 2005 or, if earlier, three months after the termination of Mr. Johnson's employment, except in the case of his disability or death, in which cases the option terminates one year after Mr. Johnson's retirement from the Company or his death, respectively.

/2/  Represents payment for a life insurance policy on behalf of Mr. Johnson.

/3/ Mr. Oliver served as the Company's Interim Chief Executive Officer at the beginning of fiscal 1996 (through August 31, 1995). Because he served in such capacity during fiscal 1996, he is required to be shown in the table above.

/4/ Mr. Schober served as the Company's Interim Chief Executive Officer from September 1, 1995 through November 6, 1996. Because he served in such capacity during fiscal 1996, he is required to be shown in the table above.

/5/ Represents compensation for services rendered on behalf of the Company, related to the recruitment of the Company's Chief Executive Officer and Mr. Schober's services as Interim CEO.

/6/ Includes sales commissions in the amounts of $43,174, $93,266 and $54,500 earned in fiscal 1996, 1995 and 1994, respectively. Mr. Oldham's employment with the Company ended on April 15, 1996.


                    TABLE II - OPTION GRANTS IN FISCAL 1996

The following table presents information regarding options to purchase shares of the Company's Common Stock granted to the Company's Named Executive Officers during fiscal 1996. The Company has no outstanding stock appreciation rights ("SARs"). In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                               Individual Grants                           Potential Realizable
                         -----------------------------                      Value at Assumed
                                                                                 Annual
                        No. of     % of Total                              Rates of Stock Price
                      Securities    Options       Exercise                     Option Term
                      Underlying   Granted to     or Base                  ---------------------
                        Options     Employees      Price      Expiration      5%         10%
Name                    Granted    During Year   ($/Share)      Date          ($)        ($)
----                  ----------   -----------   ----------   ----------   ---------   ---------
Mr. Johnson           500,000/1/       76%         $6.50       11/06/05    5,293,908   8,429,663
Mr. Oliver              4,972/2/       /3/         $4.63        7/01/05       37,498      59,709
Mr. Schober             6,810/2/       /3/         $4.63        7/01/05       51,360      81,782
Mr. Oldham                N/A          N/A           N/A            N/A          N/A         N/A

----------

/1/ The option granted to Mr. Johnson vested as to 74,999 shares on November 6, 1996 and vests as to 225,001 shares in monthly increments beginning on December 1, 1996 and continuing through November 1, 1999. The option will vest as to the remaining 200,000 shares if the price of the Company's Common Stock reaches and maintains certain established target levels, or on November 6, 2000 if Mr. Johnson is still employed by the Company. The option terminates on November 6, 2005 or, if earlier, three months after the termination of Mr. Johnson's employment, except in the case of his disability or death, in which cases the option terminates one year after Mr. Johnson's retirement from the Company or his death, respectively.


/2/  All of these options were fully exercisable on July 1, 1996.

/3/ All of the options granted to Mr. Oliver and Mr. Schober were granted to them in their capacity as a director pursuant to elections made by Mr. Oliver and Mr. Schober to receive compensation for services as a director in stock options instead of cash pursuant to the Communications Central Inc. Stock Option Plan for Directors. Because such options were granted for services as a director, they are not shown as a percentage of the options granted as compensation to employees.


          TABLE III - AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND
                  YEAR-END OPTION VALUES FOR SUCH FISCAL YEAR

None of the Company's Named Executive Officers exercised any stock options during fiscal 1996. The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the Named Executive Officers as of June 30, 1996. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $7.75, which was the closing sales price of a share of the Company's Common Stock reported on the Nasdaq Stock Market on June 28, 1996 (the last trading day prior to the end of the Company's fiscal year).

                                                  Number of              Value of Unexercised
                  Shares                     Unexercised Options         In-the-Money Options
                 Acquired      Value          at Year-End(#)/1/           at Year-End ($)/2/
                on Exercise   Realized   --------------------------   --------------------------
Name                (#)         ($)      Exercisable  Unexercisable   Exercisable Unexercisable
----            -----------   --------   -----------  -------------   -----------  -------------
Mr. Johnson         0          $0.00             0       500,000/3/    $     0       $625,000
Mr. Oliver          0          $0.00        22,862             0       $71,329.44    $      0
Mr. Schober         0          $0.00         9,656             0       $30,126.72    $      0
Mr. Oldham          0          $0.00             0             0       $     0       $      0

----------

/1/  Includes options granted prior to fiscal 1996.

/2/ The value of unexercised in-the-money options at June 28, 1996 is calculated as follows: [(Per Share Closing Sale Price on June 30, 1996) - (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The closing sale price reported by the NASDAQ National Market of the Company's Common Stock for June 28, 1996 (the last trading day prior to the end of the Company's fiscal year) was $7.75 per share.

/3/ The option granted to Mr. Johnson vested as to 74,999 shares on November 6, 1996 and vests as to 225,001 shares in monthly increments beginning on December 1, 1996 and continuing through November 1, 1999. The option will vest as to the remaining 200,000 shares if the price of the Company's Common Stock reaches and maintains certain established target levels, or on November 6, 2000 if Mr. Johnson is still employed by the Company. The option terminates on November 6, 2005 or, if earlier, three months after the termination of Mr. Johnson's employment, except in the case of his disability or death, in which cases the option terminates one year after Mr. Johnson's retirement from the Company or his death, respectively.

PERFORMANCE GRAPH
-----------------

The following indexed line graph indicates the Company's total return to shareholders from December 16, 1993, the date on which the Company's Common Stock began trading on the Nasdaq National Market, to June 30, 1996, as compared to total return for the Nasdaq National Market and a Company-selected peer group index consisting of Peoples Telephone Company, Inc., Davel Communications Group, and PhoneTel Technologies, Inc. After a careful examination of the Company's priorities, the Company elected to discontinue its telecommunications switch during fiscal 1996. As a result of this change in operations, the Company has elected to use a different peer group index in fiscal 1996 to present what management believes to be a more meaningful comparison between the Company and other companies in the same core business than the peer group index used in fiscal 1995. A comparison of the Company's total return with that of both the newly selected index and the index used in fiscal 1995, consisting of Peoples Telephone Company, Inc., U.S. Long Distance Corp., Davel Communications Group, Inc., Intellicall, Inc., Metrocall, Inc. and LCI International, Inc., is shown below.

                         [GRAPH APPEARS HERE]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, NEW PEER GROUP AND BROAD MARKET


Measurement period              ________     ________    ________
(Fiscal Year Covered)           Company      Index       Index
---------------------           --------     --------    --------
Measurement PT -
12/16/93                         $100.00      $100.00     $100.00

FYE 06/30/94                     $ 96.00      $ 57.55     $100.75
FYE 06/30/95                     $ 70.00      $ 49.29     $118.17
    06/30/96                     $ 62.00      $ 52.35     $148.75



                         [GRAPH APPEARS HERE]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, OLD PEER GROUP AND BROAD MARKET


Measurement period              ________     ________    ________
(Fiscal Year Covered)           Company      Index       Index
---------------------           --------     --------    --------
Measurement PT -
12/16/93                         $100.00      $100.00     $100.00

FYE 06/30/94                     $ 96.00      $ 81.82     $100.75
FYE 06/30/95                     $ 70.00      $132.51     $118.17
    06/30/96                     $ 62.00      $239.76     $148.75


                                 OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                            SOLICITATION OF PROXIES

The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to assist it in the proxy solicitation process and will pay this firm approximately $2,500 for its services. In addition, certain directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                             INDEPENDENT AUDITORS

The firm of Ernst & Young served as the Company's independent auditors for the fiscal year ended June 30, 1996 and the Board of Directors has reappointed this firm as the Company's independent auditors for the fiscal year ended June 30, 1997. A representative of this firm is expected to attend the Annual Meeting to respond to questions from shareholders and to make a statement if he or she so desires.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the 1997 Annual Meeting must be received by the Company at its executive offices at 1150 Northmeadow Parkway, Suite 118, Roswell, Georgia 30076, Attention: Mr. Barry E. Selvidge, on or prior to August 19, 1997.

                                 ANNUAL REPORT

The Company's 1996 Annual Report to Shareholders (which is not part of the Company's proxy soliciting material) is being mailed to the Company's shareholders with this Proxy Statement.

                                       On behalf of the Board of Directors,

                                       /s/ Rodger L. Johnson

                                       Rodger L. Johnson
                                       President and Chief Executive Officer

December 16, 1996
Roswell, Georgia

LOGO
                      THIS PROXY IS SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF COMMUNICATIONS CENTRAL INC.

  The undersigned shareholder(s) of Communications Central Inc., a Georgia corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated December 16, 1996, and hereby appoints Rodger L. Johnson and C. Douglas McKeever, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. Eastern Standard Time on Wednesday, January 8, 1997 at the Holiday Inn located at 1075 Holcomb Bridge Road, Roswell, Georgia, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect the nominees listed below to serve as directors of the Company for the ensuing year:

    Robert C. Fisher, Jr., Paul R. Griffiths, Rodger L. Johnson, Richard W. Oliver, Peter A. Schober and Ronald C. Warrington.

    [_] FOR all nominees listed above,    [_] WITHHOLD authority to vote for all
        except as indicated below

Instruction: To withhold authority for any individual nominee, mark "FOR" above, and write the name of the nominees as to whom you wish to withhold authority in the space below:

         -------------------------------------------------------------
(2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof.
                          (continued on reverse side)

LOGO

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE DIRECTOR NOMINEES NAMED IN ITEM (1) ABOVE AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                             Dated:
                                                   ----------------------------

                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             (Signature if held jointly)
                                             Title or authority (if
                                             applicable)

                                             NOTE: Please sign exactly as name
                                             appears hereon. If shares are
                                             registered in more than one name,
                                             the signature of all such persons
                                             is required. A corporation should
                                             sign in its full corporate name
                                             by a duly authorized officer,
                                             stating his or her title. Trust-
                                             ees, guardians, executors and ad-
                                             ministrators should sign in their
                                             official capacity, giving their
                                             full title as such. If a partner-
                                             ship, please sign in the partner-
                                             ship name by an authorized per-
                                             son.